Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces Fourth Quarter and Full Year 2018 Operating Results
Total Capital Activity of $11.0 Billion Since 2015 Providing:
Diversified Portfolio Through Targeted Acquisitions and Dispositions, and
Liquid Balance Sheet With an Improved Debt Maturity Schedule

Phoenix, AZ, February 21, 2019 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months and full year ending December 31, 2018.

The financial results below reflect continuing operations only.

2018 Highlights

•	Net loss of $(91.7) million and net loss per diluted share of $(0.17)

•	Achieved $0.72 AFFO per diluted share

•	Completed $500.1 million of acquisitions and $567.4 million of dispositions

•	Repurchased 7.2 million shares of common stock at an average price of $6.94

•	Entered into a new $2.9 billion credit facility enhancing liquidity and financial flexibility

•	Issued $550.0 million aggregate principal amount of 4.625% senior notes due 2025 and repaid $597.5 million principal outstanding 2018 convertible notes

•	Total debt went from $6.07 billion to $6.09 billion; Net Debt from $6.05 billion to $6.09 billion, or 39.5% Net Debt to Gross Real Estate Investments

•	Net Debt to Normalized EBITDA ended at 5.9x

•	Closed the sale of Cole Capital, simplifying the business model

•	Settled claims of shareholders representing approximately 33.5% of VEREIT’s outstanding shares for a total of $233.2 million

Fourth Quarter and Full Year 2018 Financial Results

Rental Revenue
Rental Revenue for the quarter ended December 31, 2018 decreased $3.3 million to $313.3 million as compared to revenue of $316.6 million for the same quarter in 2017.

Rental Revenue for 2018 increased $5.6 million to $1.26 billion as compared to $1.25 billion in 2017.

Net Income (Loss) and Net Income (Loss) Attributable to Common Stockholders per Diluted Share
Net income for the quarter ended December 31, 2018 increased $30.4 million to $27.9 million as compared to net loss of $(2.5) million for the same quarter in 2017, and net income per diluted share increased $0.03 to $0.01 for the quarter ended December 31, 2018, as compared to a net loss per diluted share of $(0.02) for the same quarter in 2017.

Net loss for 2018 increased $143.2 million to $(91.7) million as compared to net income of $51.5 million in 2017. Net loss per diluted share increased $0.15 to $(0.17) for 2018, as compared to a net loss per diluted share of $(0.02) for 2017.

Normalized EBITDA
Normalized EBITDA for the quarter ended December 31, 2018 decreased $1.1 million to $257.5 million as compared to Normalized EBITDA of $258.6 million for the same quarter in 2017.

Normalized EBITDA for 2018 of $1.04 billion remained constant year over year.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended December 31, 2018 decreased $9.9 million to $154.6 million, as compared to $164.5 million for the same quarter in 2017, and FFO per diluted share decreased $0.01 to $0.16 for the quarter ended December 31, 2018, as compared to FFO per diluted share of $0.17 for the same quarter in 2017.

FFO for 2018 decreased $237.8 million to $434.4 million, as compared to $672.2 million, and FFO per diluted share for 2018 decreased $0.23 to $0.44, as compared to $0.67 for 2017.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended December 31, 2018 decreased $3.3 million to $172.5 million, as compared to $175.8 million for the same quarter in 2017, and AFFO per diluted share decreased $0.01 to $0.17 for the quarter ended December 31, 2018, as compared to $0.18 for the same quarter in 2017.

AFFO for 2018 increased $8.1 million to $710.7 million, as compared to $702.6 million, and AFFO per diluted share for 2018 increased $0.02 to $0.72, as compared to $0.70 for 2017.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “VEREIT has made substantial progress on its business plan created in 2015 and met the established targets for 2018. We are very pleased with capital market funding since we initiated our plan. This has allowed us to strengthen and diversify our portfolio, reduce debt and obtain investment grade ratings, better ladder our maturity schedule, and provide ample liquidity in the form of unencumbered assets and availability on our line of credit. VEREIT has been able to navigate an evolving marketplace with our experienced management team and is well positioned for 2019.”

Common Stock Dividend Information
On February 20, 2019, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the first quarter of 2019, representing an annual distribution rate of $0.55 per share. The dividend will be paid on April 15, 2019 to common stockholders of record as of March 29, 2019.

Balance Sheet and Liquidity
On May 23, 2018, the Company closed on a new $2.9 billion unsecured credit facility to replace its previous $2.3 billion revolving credit facility. The new credit facility is comprised of a $2.0 billion unsecured revolving credit facility and a $900.0 million unsecured delayed-draw term loan facility. On August 1, 2018, the Company repaid $597.5 million of principal outstanding related to the 2018 convertible notes, which was temporarily funded using borrowings under the revolving credit facility. On October 16, 2018 the Company issued $550.0 million aggregate principal amount of 4.625% senior notes due 2025 to repay borrowings on the revolving line of credit.
As of the end of the fourth quarter, the Company had utilized $253.0 million of its revolving line of credit, leaving $1.7 billion of capacity available as of December 31, 2018 on the Company’s $2.0 billion revolving line of credit. The Company also had net draws on its term loan of $150.0 million. Subsequent to the quarter, the Company repaid $750.0 million of principal outstanding related to the 2019 corporate bonds, utilizing the remainder of the $900.0 million unsecured term loan facility.
In addition, secured debt was reduced by $12.5 million in the fourth quarter, bringing the total reduction amount for the year to $153.9 million.

Share Repurchase Plan
During 2018, the Company repurchased 7.2 million shares of its common stock for an aggregate purchase price of $50.2 million at an average price of $6.94.

Consolidated Financial Statistics
Financial Statistics as of the quarter ended December 31, 2018 are as follows: Net Debt to Normalized EBITDA of 5.9x, Fixed Charge Coverage Ratio of 2.9x, Unencumbered Asset Ratio of 75.1%, Net Debt to Gross Real Estate Investments of 39.5% and Weighted Average Debt Term of 4.2 years.

Litigation Settlements
On June 7, 2018, the Company entered into a settlement agreement and release to settle its pending litigation with Vanguard for $90.0 million, representing 13.0% of VEREIT’s outstanding shares of common stock held at the end of the period covered by the various pending shareholder actions. The Company also entered into a series of agreements dated September 30 through October 26, 2018, to settle twelve of the thirteen remaining opt out actions brought by shareholders who held shares of common stock and swaps referencing common stock representing approximately 18% of VEREIT’s outstanding shares of common stock held at the end of the period covered by the various shareholder actions, for $127.5 million. In addition, on February 5, 2019, the Company entered into a series of agreements to settle claims with shareholders who decided not to participate as class members in the SDNY Consolidated Class Action for approximately $15.7 million, which was accrued in the fourth quarter of 2018. In total, the Company has now settled claims of shareholders who held shares of common stock and swaps referencing common stock representing approximately 33.5% of VEREIT’s outstanding shares of common stock held at the end of the period covered by the various pending shareholder actions for approximately $233.2 million. The Company retains the right to pursue any and all claims against the other defendants in the litigations and/or third parties, including claims for contribution for amounts paid in the settlements.

Real Estate Portfolio
As of December 31, 2018, the Company’s portfolio consisted of 3,994 properties with total portfolio occupancy of 98.8%, investment grade tenancy of 41.9% and a weighted-average remaining lease term of 8.9 years. During the quarter ended December 31, 2018, same-store rents (3,919 properties) increased 1.0% as compared to the same quarter in 2017. Excluding the effects of an early lease renewal, the increase in same store rents would have been 1.3%.

During 2018, same-store rents (3,853 properties) increased 0.5% as compared to 2017. Excluding the effects of an early lease renewal, the increase in same store rents would have been 1.0%.

Property Acquisitions
During the fourth quarter of 2018, the Company acquired 10 properties for approximately $221.3 million at an average cash cap rate of 7.1%.

During 2018, the Company acquired 52 properties for approximately $500.1 million at an average cash cap rate of 7.1%

Property Dispositions
During the quarter ended December 31, 2018, the Company disposed of 37 properties for an aggregate sales price of $147.7 million. Of this amount, $140.8 million was used in the total weighted average cash cap rate calculation of 7.1%, including $49.1 million in net sales of Red Lobster restaurants. The gain on fourth quarter sales was approximately $25.9 million. In addition, the Company sold certain legacy mortgage related investments during the quarter for an aggregate sales price of $36.1 million.
During 2018, the Company disposed of 150 properties for an aggregate sales price of $521.4 million, which included one property owned by an unconsolidated joint venture. Of this amount, $449.0 million was used in the total weighted average cash cap rate calculation of 6.9%, including $133.7 million in net sales of Red Lobster restaurants. The gain on 2018 sales was approximately $96.9 million. In addition, the Company sold certain legacy mortgage related investments for an aggregate sales price of $46.0 million.

2019 Guidance
The Company expects its 2019 AFFO per diluted share to be in a range between $0.68 and $0.70 (see reconciliation to net income per share at the end of this release). This guidance assumes dispositions totaling $350 million to $500 million at an average cash cap rate of 6.5% to 7.5% and acquisitions totaling $250 million to $500 million within the same cap rate range. Guidance also assumes real estate operations with average occupancy above 98.0%, same-store rental growth in a range of 0.3% to 1.0%, and Net Debt to Normalized EBITDA at approximately 6.0x.

Subsequent Events

Property Acquisitions
From January 1, 2019 through February 8, 2019, the Company acquired three properties for $36.8 million.

Property Dispositions
From January 1, 2019 through February 8, 2019, the Company disposed of eight properties for an aggregate sales price of $8.6 million. In addition, the Company sold certain legacy mortgage related investments for an aggregate sales price of $8.3 million.

Capital Market Activity
On February 6, 2019, the Company repaid $750.0 million principal outstanding related to the 2019 senior notes, utilizing the $900.0 million unsecured term loan facility. In addition, the Company entered into interest rate swap agreements with an aggregate $900.0 million notional amount. Based on the General Partner’s credit rating and interest rate of LIBOR + 1.35%, the swap agreements effectively fixed the credit facility term loan interest rate at 3.84%.

Insurance Settlement
On January 23, 2019, the Company signed a settlement and release agreement with certain insurance carriers and subsequently received $48.4 million of insurance recoveries.

Audio Webcast Details

The live audio webcast, beginning at 10:30 a.m. ET on Thursday, February 21, 2019, is available by accessing this link:
http://ir.vereit.com/. Participants should log in 10-15 minutes early.

Following the call, a replay of the webcast will be available at the link above and archived for up to 12 months following the call.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has a total asset book value of $14.0 billion including approximately 4,000 properties and 95.0 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. Additional information about VEREIT can be found on its website at www.VEREIT.com and through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, SVP, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Principal Outstanding and Adjusted Principal Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to pages 8 through 19 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
We determined that adjusted funds from operations (“AFFO”), a non-GAAP measure, and our real estate portfolio and economic metrics should exclude the impact of properties owned by the Company for the month beginning with the date that (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation ("Excluded Properties") and ending with the disposition date, to better reflect our ongoing operations. Excluded Properties during the year ended December 31, 2017 were two vacant office properties and five industrial properties, two of which were vacant, comprising an aggregate 2.1 million square feet with aggregate Principal Outstanding of $116.6 million. At December 31, 2017, the Excluded Property was one vacant industrial property, comprising 307,725 square feet with Principal Outstanding of $16.2 million. At March 31, 2018, June 30, 2018, September 30, 2018, and December 31, 2018 there were no Excluded Properties. The Company did not update data presented for prior periods as the impact on prior period non-GAAP measures, including AFFO and Normalized EBITDA, and operating metrics was immaterial.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
Nareit defines FFO as net income or loss computed in accordance with U.S. GAAP, adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculated FFO in accordance with Nareit's definition described above.
In addition to FFO, we use adjusted funds from operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation, merger and other non-routine costs, net of insurance recoveries, held for sale loss on discontinued operations, net revenue or expense earned or incurred that is related to the services agreement we entered into with Cole Capital on February 1, 2018, gains or losses on sale of investment securities or mortgage notes receivable, legal settlements and insurance recoveries not in the ordinary course of business and payments received on fully reserved loan receivables. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net of bad debt expense related to straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"). Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net of insurance recoveries, held for sale loss on discontinued operations, net revenue or expense earned or incurred that is related to the services agreement we entered into with Cole Capital on February 1, 2018, gains or losses on sale of investment securities or mortgage notes receivable, legal settlements and insurance recoveries not in the ordinary course of business and payments received on fully reserved loan receivables. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDA, EBITDAre, and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses EBITDA, EBITDAre, and Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding and Adjusted Principal Outstanding are non-GAAP measures that represent the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents, including those related to discontinued operations. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.

Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Gross Real Estate Investments
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, including net investments in unconsolidated entities and equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Forward-Looking Statements
Information set forth herein contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events and plans, VEREIT's future financial condition, results of operations and business including the liquidity and flexibility of its balance sheet, the diversification of its portfolio, availability under its revolving credit facility, efforts to reduce debt balances and continue to unencumber assets and VEREIT’s positioning for 2019. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,”“goals,”“projects,”“intends,”“plans,”“believes,” “seeks,” “estimates,” "may," "will," "should," "could," "continues," variations of such words and similar expressions identify forward- looking statements. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in or implied by the forward-looking statements.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to meet its 2019 guidance; VEREIT’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to VEREIT's properties; the impact of impairment charges in respect of certain of VEREIT's properties, goodwill and intangible assets and other assets; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and VEREIT’s management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties; the inability to acquire, dispose of, or lease properties on advantageous terms; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of VEREIT's tenants; risks associated with pending government investigations and litigations related to VEREIT's previously disclosed audit committee investigation, including the expense of such investigations and litigation and any additional potential payments upon resolution; risks associated with VEREIT’s substantial indebtedness, including that such indebtedness may affect VEREIT’s ability to pay dividends and the terms and restrictions within the agreements governing VEREIT’s indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	December 31, 2018	December 31, 2017
ASSETS
Real estate investments, at cost:
Land	$2,843,212	$2,865,855
Buildings, fixtures and improvements	10,749,228	10,711,845
Intangible lease assets	2,012,399	2,037,675
Total real estate investments, at cost	15,604,839	15,615,375
Less: accumulated depreciation and amortization	3,436,772	2,908,028
Total real estate investments, net	12,168,067	12,707,347
Investment in unconsolidated entities	35,289	39,520
Cash and cash equivalents	30,758	34,176
Restricted cash	22,905	27,662
Rent and tenant receivables and other assets, net	366,092	389,060
Goodwill	1,337,773	1,337,773
Due from affiliates, net	—	6,041
Real estate assets held for sale and assets related to discontinued operations, net	2,609	163,999
Total assets	$13,963,493	$14,705,578

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,922,657	$2,082,692
Corporate bonds, net	3,368,609	2,821,494
Convertible debt, net	394,883	984,258
Credit facility, net	401,773	185,000
Below-market lease liabilities, net	173,479	198,551
Accounts payable and accrued expenses	145,611	136,474
Deferred rent and other liabilities	69,714	62,985
Distributions payable	186,623	175,301
Due to affiliates	—	66
Liabilities related to discontinued operations	—	15,881
Total liabilities	6,663,349	6,662,702
Commitments and contingencies
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of each of December 31, 2018 and December 31, 2017	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 967,515,165 and 974,208,583 issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	9,675	9,742
Additional paid-in-capital	12,615,472	12,654,258
Accumulated other comprehensive loss	(1,280)	(3,569)
Accumulated deficit	(5,467,236)	(4,776,581)
Total stockholders’ equity	7,157,059	7,884,278
Non-controlling interests	143,085	158,598
Total equity	7,300,144	8,042,876
Total liabilities and equity	$13,963,493	$14,705,578

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended December 31,
	2018	2017
Rental revenue	$313,263	$316,599
Operating expenses:
Acquisition-related	1,136	1,120
Litigation, merger and other non-routine costs, net of insurance recoveries	23,541	11,167
Property operating	32,567	32,429
General and administrative	17,220	18,274
Depreciation and amortization	153,050	175,259
Impairments	18,565	19,691
Total operating expenses	246,079	257,940
Other (expense) income:
Interest expense	(70,832)	(70,694)
Gain (loss) on extinguishment and forgiveness of debt, net	21	(318)
Other income, net	7,100	1,989
Equity in income and gain on disposition of unconsolidated entities	225	1,958
(Loss) gain on derivative instruments, net	(92)	266
Gain on disposition of real estate and held for sale assets, net	25,880	7,104
Total other expenses, net	(37,698)	(59,695)
Income (loss) before taxes	29,486	(1,036)
Provision for income taxes from continuing operations	(1,614)	(1,443)
Income (loss) from continuing operations	27,872	(2,479)
Loss from discontinued operations, net of tax	(30)	(30,613)
Net income (loss)	27,842	(33,092)
Net (income) loss attributable to non-controlling interests	(624)	970
Net income (loss) attributable to the General Partner	$27,218	$(32,122)

Basic and diluted net income (loss) per share from continuing operations attributable to common stockholders	$0.01	$(0.02)
Basic and diluted net loss per share from discontinued operations attributable to common stockholders	(0.00)	(0.03)
Basic and diluted net income (loss) per share attributable to common stockholders	$0.01	$(0.05)
Distributions declared per common share	$0.1375	$0.1375

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Year Ended December 31,
	2018	2017
Rental revenue	$1,257,867	$1,252,285
Operating expenses:
Acquisition-related	3,632	3,402
Litigation, merger and other non-routine costs, net of insurance recoveries	290,963	47,960
Property operating	126,461	128,717
General and administrative	63,933	58,603
Depreciation and amortization	640,618	706,802
Impairments	54,647	50,548
Total operating expenses	1,180,254	996,032
Other (expense) income:
Interest expense	(280,887)	(289,766)
Gain on extinguishment and forgiveness of debt, net	5,360	18,373
Other income, net	14,735	6,242
Equity in income and gain on disposition of unconsolidated entities	1,869	2,763
Gain on derivative instruments, net	355	2,976
Gain on disposition of real estate and held for sale assets, net	94,331	61,536
Total other expenses, net	(164,237)	(197,876)
(Loss) income before taxes	(86,624)	58,377
Provision for income taxes from continuing operations	(5,101)	(6,882)
(Loss) income from continuing operations	(91,725)	51,495
Income (loss) from discontinued operations, net of tax	3,695	(19,117)
Net (loss) income	(88,030)	32,378
Net loss (income) attributable to non-controlling interests	2,256	(560)
Net (loss) income attributable to the General Partner	$(85,774)	$31,818

Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(0.17)	$(0.02)
Basic and diluted net income (loss) per share from discontinued operations attributable to common stockholders	0.00	(0.02)
Basic and diluted net loss per share attributable to common stockholders	$(0.16)	$(0.04)
Distributions declared per common share	$0.55	$0.55

VEREIT, INC.
EBITDA, EBITDAre AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended December 31,
	2018	2017
Net income (loss)	$27,842	$(33,092)
Adjustments:
Interest expense	70,832	70,694
Depreciation and amortization of real estate assets	153,050	177,329
Provision for income taxes	1,614	11,843
Proportionate share of adjustments for unconsolidated entities	254	756
EBITDA	$253,592	$227,530
Gain on disposition of real estate assets, including joint ventures, net	(25,951)	(7,104)
Impairments of real estate	18,565	19,691
Proportionate share of adjustments for unconsolidated entities	—	(1,970)
EBITDAre	$246,206	$238,147
Loss on disposition and held for sale loss on discontinued operations	30	20,027
Payments received on fully reserved loans	(4,792)	—
Acquisition-related expenses	1,136	1,120
Litigation, merger and other non-routine costs, net of insurance recoveries	23,541	14,969
Gain on investments	(1,790)	—
Loss (gain) on derivative instruments, net	92	(266)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	945	1,148
(Gain) loss on extinguishment and forgiveness of debt, net	(21)	318
Net direct financing lease adjustments	498	517
Straight-line rent, net of bad debt expense related to straight-line rent	(8,341)	(11,281)
Program development costs write-off	—	1,343
Other adjustments, net	(78)	1,247
Proportionate share of adjustments for unconsolidated entities	60	249
Adjustment for Excluded Properties	—	172
Normalized EBITDA	$257,486	$267,710
Normalized EBITDA from continuing operations	$257,486	$258,578
Normalized EBITDA from discontinued operations	$—	$9,132

VEREIT, INC.
EBITDA, EBITDAre AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Year Ended December 31,
	2018	2017
Net (loss) income	$(88,030)	$32,378
Adjustments:
Interest expense	280,887	289,766
Depreciation and amortization of real estate assets	640,618	721,292
Provision for income taxes	3,006	20,721
Proportionate share of adjustments for unconsolidated entities	1,448	3,870
EBITDA	$837,929	$1,068,027
Gain on disposition of real estate assets, including joint ventures, net	(95,034)	(61,536)
Impairments of real estate	54,647	50,548
Proportionate share of adjustments for unconsolidated entities	—	(1,970)
EBITDAre	$797,542	$1,055,069
Loss on disposition and held for sale loss on discontinued operations	1,815	20,027
Payments received on fully reserved loans	(4,792)	—
Acquisition-related expenses	3,632	3,402
Litigation, merger and other non-routine costs, net of insurance recoveries	290,309	51,762
Gain on investments	(4,092)	(65)
Gain on derivative instruments, net	(355)	(2,976)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	4,178	5,366
Gain on extinguishment and forgiveness of debt, net	(5,360)	(18,373)
Net direct financing lease adjustments	2,023	2,093
Straight-line rent, net of bad debt expense related to straight-line rent	(39,723)	(44,903)
Program development costs write-off	—	1,453
Other adjustments, net	(2,150)	1,990
Proportionate share of adjustments for unconsolidated entities	18	151
Adjustment for Excluded Properties	35	1,203
Normalized EBITDA	$1,043,080	$1,076,199
Normalized EBITDA from continuing operations	$1,040,319	$1,039,602
Normalized EBITDA from discontinued operations	$2,761	$36,597

VEREIT, INC.
FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended December 31,
	2018	2017
Net income (loss)	$27,842	$(33,092)
Dividends on non-convertible preferred stock	(17,973)	(17,973)
Gain on disposition of real estate assets, including joint ventures, net	(25,951)	(7,104)
Depreciation and amortization of real estate assets	151,837	173,829
Impairment of real estate	18,565	19,691
Proportionate share of adjustments for unconsolidated entities	256	(1,464)
FFO attributable to common stockholders and limited partners	$154,576	$133,887
FFO attributable to common stockholders and limited partners from continuing operations	154,606	164,500
FFO attributable to common stockholders and limited partners from discontinued operations	(30)	(30,613)

Weighted-average shares outstanding - basic	967,817,245	974,212,874
Limited Partner OP Units and effect of dilutive securities	24,520,714	24,300,280
Weighted-average shares outstanding - diluted	992,337,959	998,513,154

FFO attributable to common stockholders and limited partners per diluted share	$0.156	$0.134
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.156	$0.165
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$0.000	$(0.031)

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended December 31,
	2018	2017
FFO attributable to common stockholders and limited partners	$154,576	$133,887

Acquisition-related expenses	1,136	1,120
Litigation, merger and other non-routine costs, net of insurance recoveries	23,541	14,969
Loss on disposition and held for sale loss on discontinued operations	30	20,027
Payments received on fully reserved loans	(4,792)	—
Gain on investments	(1,790)	—
Loss (gain) on derivative instruments, net	92	(266)
Amortization of premiums and discounts on debt and investments, net	(1,154)	(627)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	945	1,148
Net direct financing lease adjustments	498	517
Amortization and write-off of deferred financing costs	3,715	5,834
Amortization of management contracts	—	2,076
Deferred and other tax expense	—	5,063
(Gain) loss on extinguishment and forgiveness of debt, net	(21)	318
Straight-line rent, net of bad debt expense related to straight-line rent	(8,341)	(11,281)
Equity-based compensation	2,924	5,528
Other adjustments, net	1,092	566
Proportionate share of adjustments for unconsolidated entities	60	277
Adjustment for Excluded Properties	—	564
AFFO attributable to common stockholders and limited partners	$172,511	$179,720
AFFO attributable to common stockholders and limited partners from continuing operations	172,511	175,807
AFFO attributable to common stockholders and limited partners from discontinued operations	—	3,913

Weighted-average shares outstanding - basic	967,817,245	974,212,874
Limited Partner OP Units and effect of dilutive securities	24,520,714	24,300,280
Weighted-average shares outstanding - diluted	992,337,959	998,513,154

AFFO attributable to common stockholders and limited partners per diluted share	$0.174	$0.180
AFFO attributable to common stockholder and limited partners from continuing operations per diluted share	$0.174	$0.176
AFFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$—	$0.004

VEREIT, INC.
FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Year Ended December 31,
	2018	2017
Net (loss) income	$(88,030)	$32,378
Dividends on non-convertible preferred stock	(71,892)	(71,892)
Gain on disposition of real estate assets, including joint ventures, net	(95,034)	(61,536)
Depreciation and amortization of real estate assets	637,097	703,133
Impairment of real estate	54,647	50,548
Proportionate share of adjustments for unconsolidated entities	1,278	477
FFO attributable to common stockholders and limited partners	$438,066	$653,108
FFO attributable to common stockholders and limited partners from continuing operations	434,371	672,225
FFO attributable to common stockholders and limited partners from discontinued operations	3,695	(19,117)

Weighted-average shares outstanding - basic	969,092,268	974,098,652
Limited Partner OP Units and effect of dilutive securities	24,145,875	24,059,312
Weighted-average shares outstanding - diluted	993,238,143	998,157,964

FFO attributable to common stockholders and limited partners per diluted share	$0.441	$0.654
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.437	$0.673
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$0.004	$(0.019)

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Year Ended December 31,
	2018	2017
FFO attributable to common stockholders and limited partners	$438,066	$653,108

Acquisition-related expenses	3,632	3,402
Litigation, merger and other non-routine costs, net of insurance recoveries	290,309	51,762
Loss on disposition and held for sale loss on discontinued operations	1,815	20,027
Payments received on fully reserved loans	(4,792)	—
Gain on investments	(4,092)	(65)
Gain on derivative instruments, net	(355)	(2,976)
Amortization of premiums and discounts on debt and investments, net	(3,486)	(4,616)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	4,178	5,366
Net direct financing lease adjustments	2,023	2,093
Amortization and write-off of deferred financing costs	19,166	24,536
Amortization of management contracts	—	14,514
Deferred and other tax (benefit) expense	(1,855)	8,671
Gain on extinguishment and forgiveness of debt, net	(5,360)	(18,373)
Straight-line rent, net of bad debt expense related to straight-line rent	(39,723)	(44,903)
Equity-based compensation	12,417	16,751
Other adjustments, net	1,446	2,566
Proportionate share of adjustments for unconsolidated entities	36	378
Adjustment for Excluded Properties	465	6,528
AFFO attributable to common stockholders and limited partners	$713,890	$738,769
AFFO attributable to common stockholders and limited partners from continuing operations	710,688	702,556
AFFO attributable to common stockholders and limited partners from discontinued operations	3,202	36,213

Weighted-average shares outstanding - basic	969,092,268	974,098,652
Limited Partner OP Units and effect of dilutive securities	24,145,875	24,059,312
Weighted-average shares outstanding - diluted	993,238,143	998,157,964

AFFO attributable to common stockholders and limited partners per diluted share	$0.719	$0.740
AFFO attributable to common stockholder and limited partners from continuing operations per diluted share	$0.716	$0.704
AFFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$0.003	$0.036

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
December 31, 2018
Interest expense - as reported	$(70,832)
Less Adjustments:
Amortization of deferred financing costs and other non-cash charges	(3,813)
Amortization of net premiums	1,295
Interest Expense, Excluding Non-Cash Amortization	$(68,314)

	Three Months Ended
	December 31, 2018
Interest Expense, Excluding Non-Cash Amortization	$68,314
Secured debt principal amortization	2,424
Dividends attributable to preferred shares	17,973
Total fixed charges	88,711
Normalized EBITDA	257,486
Fixed Charge Coverage Ratio	2.90	x

	December 31, 2018	December 31, 2017
Mortgage notes payable, net	$1,922,657	$2,082,692
Corporate bonds, net	3,368,609	2,821,494
Convertible debt, net	394,883	984,258
Credit facility, net	401,773	185,000
Total debt - as reported	6,087,922	6,073,444
Adjustments:
Deferred financing costs, net	42,763	48,232
Net premiums	(8,053)	(15,638)
Principal Outstanding	6,122,632	6,106,038
Principal Outstanding - Excluded Properties	—	(16,200)
Adjusted Principal Outstanding	$6,122,632	$6,089,838

Adjusted Principal Outstanding	$6,122,632	$6,089,838
Less: cash and cash equivalents	30,758	34,176
Less: cash and cash equivalents related to discontinued operations	—	2,198
Net Debt	$6,091,874	$6,053,464

December 31, 2018
Total real estate investments, at cost - as reported	$15,604,839
Adjustments:
Investment in unconsolidated entities	35,289
Investment in Cole REITs	7,844
Gross assets held for sale	3,020
Investment in direct financing leases, net	13,254
Mortgage notes receivable, net	10,164
Gross below market leases	(263,384)
Gross Real Estate Investments	$15,411,026

	December 31, 2018
Net Debt	$6,091,874
Normalized EBITDA annualized	1,029,944
Net Debt to Normalized EBITDA Annualized Ratio	5.91	x

Net Debt	$6,091,874
Gross Real Estate Investments	15,411,026
Net Debt Leverage Ratio	39.5%

Unencumbered Gross Real Estate Investments	$11,574,315
Gross Real Estate Investments	15,411,026
Unencumbered asset ratio	75.1%

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2019 GUIDANCE
(Unaudited)

The Company expects its 2019 AFFO per diluted share to be in a range between $0.68 and $0.70. This guidance assumes dispositions totaling $350 million to $500 million at an average cash cap rate of 6.5% to 7.5% and acquisitions totaling $250 million to $500 million within the same cap rate range. Guidance also assumes real estate operations with average occupancy above 98.0%, same-store rental growth in a range of 0.3% to 1.0% and Net Debt to Normalized EBITDA at approximately 6.0x. The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Low	High
Diluted net income per share attributable to common stockholders and limited partners (1)	$0.16	$0.18
Depreciation and amortization of real estate assets	0.48	0.48
FFO attributable to common stockholders and limited partners per diluted share	0.64	0.66
Adjustments (2)	0.04	0.04
AFFO attributable to common stockholders and limited partners per diluted share	$0.68	$0.70
_____________________________________
(1) Includes impact of dividends to be paid to preferred shareholders and excludes the effect of non-controlling interests, impairments, gains or losses on the extinguishment of debt and sale of real estate or mortgage notes receivable.
(2) Includes (i) non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net of insurance recoveries, legal settlements and insurance recoveries not in the ordinary course of business, and (ii) certain non-cash items such as straight-line rent, net of bad debt expense related to straight-line rent, net direct financing lease adjustments, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities.